Law Offices of

Paul, Hastings, Janofsky & Walker LLP

A Limited Liability Partnership Including Professional Corporations

55 Second Street

San Francisco, California 94105

Telephone (415) 856-7000

Facsimile (415) 856-7100

Internet: www.paulhastings.com

January 25, 2005

GE Funds

3001 Summer Street

Stamford, Connecticut 06905

Re:	GE Funds, File Nos. 33-51308 and 811-7142 (the “Registrant”)

Ladies and Gentlemen:

We hereby consent to the inclusion of our law firm’s name as counsel to the Registrant, as shown in Post-Effective Amendment No. 42 to the Registrant’s Registration Statement on Form N-1A.

                Very truly yours,

/s/ Paul, Hastings, Janofsky & Walker LLP